Exhibit 10.4

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

                             PRESIDENT - INDUSTRIAL




                           Effective: January 1, 2005

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

                             PRESIDENT - INDUSTRIAL

PURPOSE: To define the compensation plan for the President - Industrial Segment.

SCOPE:  Perma-Fix Environmental Services, Inc.

POLICY: The President - Industrial Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Industrial Segment and Perma-Fix Environmental Services, Inc.

BASE SALARY: The Base Salary noted in Schedule A. is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Industrial Segment results noted in Schedule A. Eligible quarterly performance incentive compensation is payable in the second pay period of the month following each fiscal year quarter and annual performance incentive pay is payable in the second pay period of the month following the close of the Company's financial books.

SEPARATION: Upon voluntary or involuntary separation from the Company the employee will be paid the base salary due to the last day of employment. If employment is separated prior to a regularly scheduled quarterly or annual incentive compensation payment period as noted above, no incentive compensation is due to the incumbent.

ACKNOWLEDGEMENT: No Base Salary or Performance Incentive Compensation of any type will be provided until the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan from the incumbent.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan. While the plan is intended to represent all situations and circumstances some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan
SCHEDULE A.

The compensation for the below named individual as follows:

Annualized Base Pay:                                                    $180,000
Performance Incentive Compensation Target (at 100% of Plan):            $ 50,000
Total Annual Target Compensation (at 100% of Plan):                     $230,000

The Performance Incentive Compensation is defined as a cash pay program funded from revenue and is payable only after the Industrial Segment meets a minimum threshold of 85% of its budgeted EBITDA, including Performance Incentive Compensation accrual targets during the course of the year. When the Performance Incentive Compensation Plan is funded, the employee is eligible to receive quarterly and annual Incentive Compensation based on the achievement of the Industrial Segment's Financial and Non-Financial objectives noted below.

QUARTERLY INCENTIVE COMPENSATION:

Represents 40% of the Total Performance Incentive Compensation target. The total eligible Quarterly Incentive Compensation spread over four (4) quarters for performance at 100% of year-to-date plan is $20,000. The Industrial Segment's Financial and Non-Financial targets are cumulative from quarter to quarter with eligible incentive pay based on the table below.

                                                              Performance Target Thresholds
                                                                     (Actual versus Plan)
                                                -------------------------------------------------------------------
                                                  90%      101%     121%      131%      141%      151%
                                                   -        -        -         -         -         -        161%
                                                  100%     120%     130%      140%      150%      160%      Plus
                                                ------    ------   ------    ------   ------    ------      ------
   Targets (Cumulative)        Target Weight                   Per Quarter Incentive Pay Target
   --------------------        -------------    -------------------------------------------------------------------
           Revenue                   15%           $750      $900     $975    $1,050   $1,125    $1,200      $1,313
      Operating Profit               55%         $2,750    $3,300   $3,575    $3,850   $4,125    $4,400      $4,813
       Health & Safety               15%           $750      $900     $975    $1,050   $1,125    $1,200      $1,313
Permit and License Violations        15%           $750        $0       $0        $0       $0        $0          $0

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

o Revenue is the percentage of the top-line budget achieved for existing segment services and where feasible, the identification and generation of new revenue from non-traditional revenue sources in the quarter.

o Health and Safety is the percentage reduction of actual Reportable Worker's Compensation Accidents for the Industrial Segment in the quarter versus the prior year's quarterly average of Reportable Worker's Compensation Accidents.

o Permit and License Violations is defined as no major Permit or License Violations for the Industrial Segment in the quarter.

ANNUAL INCENTIVE COMPENSATION:

Represents 60% of the Total Performance Incentive Compensation target. The annual Industrial Segment Financial and Non-Financial targets and year-end incentive compensation at 100% of plan is $30,000 payable based on the table below.

                                                              Performance Target Thresholds
                                                                     (Actual versus Plan)
                                                -------------------------------------------------------------------
                                                  90%      101%     121%      131%      141%      151%
                                                   -        -        -         -         -         -        161%
                                                  100%     120%     130%      140%      150%      160%      Plus
                                                ------    ------   ------    ------   ------    ------      ------
   Targets (Cumulative)        Target Weight                   Per Quarter Incentive Pay Target
   --------------------        -------------    -------------------------------------------------------------------
           Revenue                  15%           $4,500    $5,400   $5,850    $6,300   $6,750    $7,200      $7,875
      Operating Profit              55%          $16,500   $19,800  $21,450   $23,100  $24,750   $26,400     $28,875
       Health & Safety              15%           $4,500    $5,400   $5,850    $6,300   $6,750    $7,200      $7,875
Permit and License Violations       15%           $4,500        $0       $0        $0       $0        $0          $0

o Revenue is the percentage of the top-line budget achieved for existing segment services and where feasible, the identification and generation of new revenue from non-traditional revenue sources in the year.

o Health and Safety is the percentage reduction of the total actual Reportable Worker's Compensation Accidents for the Industrial Segment for the year compared to the prior year's total Reportable Worker's Compensation Accidents.

                     PERMA-FIX ENVIRONMENTAL SERVICES, INC.
                            2005 - Compensation Plan

o Permit and License Violations is defined as no major Permit or License Violations for the Industrial Segment in the year.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned President - Industrial 2005 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.


----------------------                ----------------------
/S/ Timothy Keegan                    Date


----------------------                -----------------------
/S/ Dr. Louis Centofanti              Date


FORWARD SIGNED FORM TO:               Perma-Fix Environmental Services, Inc.
                                      c/o Dr. Louis Centofanti
                                      1940 N.W. 67th Place, Suite A
                                      Gainesville, FL  32653